LOAN AGREEMENT
July 15, 2015

Richard N. Jeffs (the “Lender”) of Parcela 29, Perales Viejo Vallenar, III Region Chile, advanced USD$16,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 74 N. Pecos Road, Suite D, Henderson, NV, 89074.  The Lender advanced the funds on July 15, 2015.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) from July 15, 2015.  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER                                                                          BORROWER
Richard N. Jeffs                                                                    Cell MedX Corp.

Per:                                                                                           Per:

/s/ Richard N. Jeffs                                                                /s/ Yanika Silina
Richard N. Jeffs                                                                      Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount:  USD$16,000                                                                                                                                July 15, 2015

For value received Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Richard N. Jeffs (the “Lender”) the sum of $16,000 lawful money of United States (the “Principal Sum”) together with interest on the Principal Sum from July 15, 2015 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 6 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER
Cell MedX Corp.

Per:

/s/ Yanika Silina
Yanika Silina, CFO